UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 6, 2005

ALIGN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32259	94-3267295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 470-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 6, 2005, the Compensation Committee of the Board of Directors of Align Technology, Inc. (the “Company”), approved accelerating the vesting of all unvested stock options with exercise prices greater than $7.10.   Options held by non-employee directors are excluded from the vesting acceleration.

As a result of the acceleration, approximately 3.8 million options or 35% of the total outstanding options became immediately exercisable as of October 6, 2005.  Of the aggregate number of options subject to the acceleration, approximately 1.2 million options or 32% of the total accelerated options are held by executive officers of the Company, as follows:

Officer	Number of Shares Subject to Accelerated Options	Average Per Share Exercise Price of Accelerated Options
Thomas M. Prescott	184,376	$13.14
Eldon M. Bullington	126,773	$11.95
Dan S. Ellis	225,000	$7.44
Roger E. George	103,543	$11.09
Len Hedge	110,626	$11.27
Gil Laks	74,063	$10.38
Rok Sribar	225,000	$7.40
Patricia Wadors	154,273	$12.03

The Compensation Committee also required that, as a condition to the acceleration of options held by executive officers, each officer agree to refrain from selling common stock acquired upon the exercise of accelerated options until the date on which the exercise would have been permitted under the options’ pre-acceleration vesting terms or, if earlier, the executive officer’s last day of employment or upon a “change in control” as defined in the 2001 Incentive Plan, the 2005 Incentive Plan or any employment agreement between the individual and the Company.  The form of such agreement is attached hereto as Exhibit 10.1.

The primary purpose of the acceleration is to eliminate future compensation expense the Company would otherwise recognize in its statement of operations with respect to these accelerated options upon the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”).  SFAS 123R is effective for the Company beginning in the first quarter of 2006, and will require that compensation expense associated with stock options be recognized in the statement of operations, rather than as a footnote disclosure in the Company’s consolidated financial statements.   The Company estimates that the aggregate future expense that will be eliminated over the next four years as a result of the acceleration of the vesting of these options is approximately $15.2 million, as follows:

Fiscal Year Ended	Approximate Amount of Expense Eliminated (millions)
2006	$7.9
2007	$5.9
2008	$1.3
2009	$0.1
Total:	$15.2

A copy of the press release announcing the acceleration is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

10.1	Form of Resale Restriction Agreement
99.1	Press Release dated October 11, 2005 announcing the option acceleration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

	By:	/s/ Eldon M. Bullington
Eldon M. Bullington
Vice President of Finance and
Chief Financial Officer

Date: October 11, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Resale Restriction Agreement
99.1	Press Release dated October 11, 2005 announcing the option acceleration.